Exhibit T3A(2)
                                                                  --------------

                              ARTICLES OF AMENDMENT
                                     OF THE
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   NIBCO INC.


        The undersigned officers of NIBCO INC. (the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended Articles of Incorporation pursuant to Indiana Code ss. 23-1-38-6, certifies the following facts:

                                    ARTICLE I
                                    AMENDMENT

        Section 1. The date of incorporation of the Corporation is December 15, 1909.

        Section 2. The name of the Corporation following this amendment to the Articles of Incorporation is NIBCO INC.

        Section 3. The exact text of Article VI, Part C, Paragraph 3 of the Articles of Incorporation is now as follows:

                3. The Corporation shall not be obligated to purchase shares under Paragraph 2 of this Part C: (a) if it does not have sufficient unreserved and unrestricted earned surplus or unreserved and unrestricted capital surplus; or (b) if during the Tender Year (as defined below) in which such shares are presented for purchase and prior to the time of presentment of such shares for purchase, the Corporation shall have purchased under Paragraph 1 or 2 of this Part C an aggregate number of shares of Class B Common Stock equal to or exceeding seven percent (7%) of the number of shares of Class B Common Stock outstanding on the last business day of the preceding Tender Year. In such event, the Corporation may return the shares to the tendering shareholder or his legal representative, and the same shall remain subject to the restrictions hereof. Such shares may be tendered to, and in the event of such tender shall be purchased by, the Corporation at any subsequent time when the restrictions of this Paragraph 3 or Paragraph 4 of this Part C shall not be applicable.

        Section 4. The exact text of Article V of the Articles of Incorporation is now as follows:

                The total number of shares which the Corporation shall have authority to issue is 52,500,000 shares of Capital Stock consisting of 2,500,000 shares of Class A Common Stock, par value $20.00 per share, and 50,000,000 shares of Class B Common Stock, par value $1.00 per share.

        Section 5. The date of the amendment's adoption is March 26, 2002.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

        Section 1. Action by Directors:

        The Board of Directors of the Corporation duly adopted resolutions amending the terms and provisions of the Amended and Restated Articles of Incorporation. The resolution was adopted by the Board of Directors at a meeting, duly called, held on December 13, 2001.

        Section 2. Action by Shareholders:

        The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the amendment. The number of outstanding shares, number of votes entitled to be cast and number of votes represented at a special meeting held on March 26, 2002, pursuant to which the Articles of Amendment were approved by the Shareholders of the Corporation, are as follows:


======================================================================================
                                          Class A Common Stock  Class B Common Stock
             Shareholders:
----------------------------------------- --------------------- ----------------------
     Number of Outstanding Shares:
----------------------------------------- --------------------- ----------------------
            Number of Votes
          Entitled to be Cast:
----------------------------------------- --------------------- ----------------------
            Number of Votes
             Represented at
              the Meeting:
----------------------------------------- --------------------- ----------------------
         Shares Voted in Favor:
----------------------------------------- --------------------- ----------------------
         Shares Voted Against:
----------------------------------------- --------------------- ----------------------
                 Total
======================================================================================


        Section 3. Compliance with Legal Requirements:

        The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                            [signature page follows]

        IN WITNESS WHEREOF, the undersigned officer executes these Amended and Restated Articles of Incorporation and hereby verifies, subject to the penalties of perjury, that the statements contained herein are true this ____ day of _________, 2002.





                                                Thomas L. Eisele, Vice President
                                                General Counsel and Secretary